Exhibit 99.1

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT dated as of May 29, 2007 (this “Second Amendment”), among CALGON CARBON CORPORATION, a corporation organized under the laws of the State of Delaware (the “Company”), CALGON CARBON INVESTMENTS INC., a corporation organized under the laws of the State of Delaware (“Calgon Investments”), CHEMVIRON CARBON LIMITED, a private company limited by shares organized under the laws of England and Wales with company number 02208285 (“Chemviron”), WATERLINK (UK) HOLDINGS LIMITED, a private company limited by shares organized under the laws of England and Wales with company number 03181974 (“Waterlink”), SUTCLIFFE SPEAKMAN LIMITED, a private company limited by shares organized under the laws of England and Wales with company number 029081113 (“Sutcliffe”), LAKELAND PROCESSING LIMITED, a private company limited by shares organized under the laws of England and Wales with company number 02926645 (“Lakeland”), CHARCOAL CLOTH (INTERNATIONAL) LIMITED, a private company limited by shares organized under the laws of England and Wales with company number 02743909 (“Charcoal International”), BSC COLUMBUS, LLC, a limited liability company organized under the laws of the State of Delaware (“BSC”), and CCC COLUMBUS LLC, a limited liability company organized under the laws of the State of Delaware (“Columbus”), the Lenders party hereto, J.P. MORGAN EUROPE LIMITED, as the European Administrative Agent, JPMORGAN CHASE BANK, N.A., as the US Administrative Agent, and J.P. MORGAN SECURITIES, INC., as Sole Bookrunner and Sole Lead Arranger.

WHEREAS, the Loan Parties are party to a Credit Agreement dated as of August 18, 2006, as amended, with the Lenders party thereto (the “Lenders”) and the Administrative Agents party thereto (as amended and modified by this Second Amendment and as the same may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”); and

WHEREAS, the Loan Parties, the Administrative Agents and the Lenders have agreed to amend and waive certain provisions of the Credit Agreement, all as more fully set forth below.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

1.  Capitalized Terms.

Capitalized terms used herein which are defined in the Existing Credit Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

2.  Amendments to Credit Agreement.

Subject to the terms and conditions set forth herein and in reliance on the representations set forth in Section 4 hereof, the Loan Parties, the Lenders and the Administrative Agents agree that the Credit Agreement be, and it is hereby is, amended, as follows:

(a)  Section 2.05(c) is hereby amended by adding the following at the end of the first sentence of such section:

“; provided that notwithstanding the foregoing, the US Borrowing Representative, the UK Borrowing Representative and the Belgian Borrowing Representative may request the issuance of standby Letters of Credit having expiration dates that are more than one year but not more than three (3) years after the date of issuance thereof (such standby Letters of Credit being referred to herein as “Extended Expiry Standby Letters of Credit”) provided that (a) the aggregate LC Exposure with respect to all Extended Expiry Standby Letters of Credit shall not exceed $3,000,000 and (b) notwithstanding the provisions of Section 2.05(j), (k) and (l), upon the earlier of (x) the date that is thirty (30) Business Days prior to the Maturity Date or (y) the occurrence and during the continuance of an Event of Default, the Company shall deposit cash collateral (A) into the US LC Collateral Account in an amount equal to 115% of the aggregate US LC Exposure as of such date with respect to all outstanding Extended Expiry Standby Letters of Credit, (B) into the UK LC Collateral Account in an amount equal to 115% of the UK LC Exposure as of such date with respect to all outstanding Extended Expiry Standby Letters of Credit and (C) into the Belgian LC Collateral Account in an amount equal to 115% of the Belgian LC Exposure as of such date with respect to all outstanding Extended Expiry Standby Letters of Credit.”

(b)  Section 6.08(a)(iii) is amended by deleting clause (C) in its entirety and replacing such clause with the following new clause (C):

“(C) in connection with (I) the repurchase, redemption, retirement or other acquisition of outstanding shares of its common stock or (II) the conversion of Convertible Notes solely as a result of the satisfaction of the conditions under clause (i) or clause (ii) of Section 12.01 of the Convertible Note Indenture permitting conversion of the Convertible Notes, provided that the aggregate amount of cash paid after the Effective Date in the case of subclauses (I) and (II) of this clause (C) shall not exceed $10,000,000;”

(c)  Section 6.08(b) is amended by deleting the word “and” at the end of clause (iii) and adding the word “and” and the following new clause (v) after clause (iv):

“(v) cash payments in respect of the conversion of Convertible Notes solely as a result of the satisfaction of the conditions under clause (i) or clause (ii) of Section 12.01 of the Convertible Note Indenture permitting conversion of the Convertible Notes to the extent permitted to be paid under Section 6.08(a)(iii)(C) of this Agreement.”

(d)  Section 7.01 is amended by deleting clauses (g) and (u) of Section 7.01 in their entirety and replacing such clauses with the following new clauses (g) and (u):

“(g) any event of condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that (i) this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, and (ii) an “Event of Default” shall not be deemed to have occurred under this clause (g) solely as a result of the satisfaction of the conditions under clause (i) or clause (ii) of Section 12.01 of the Convertible Note Indenture permitting conversion of the Convertible Notes unless any holder or holders of Convertible Notes shall have exercised the right to cause any Convertible Notes to be converted into cash and common stock of the Company in accordance with the terms of the Convertible Note Indenture with cash payments in excess of the amount permitted to be paid under Section 6.08(a)(iii)(C) of this Agreement;”

“(u) the occurrence of (i) any “Fundamental Change” (as such term is defined in the Convertible Note Indenture) or (ii) the occurrence of any other event which permits the holders of the Convertible Notes to require the Company to redeem any of the Convertible Notes; provided that an “Event of Default” shall not be deemed to have occurred under this subclause (ii) of this clause (u) solely as a result of the satisfaction of the conditions under clause (i) or clause (ii) of Section 12.01 of the Convertible Note Indenture permitting conversion of the Convertible Notes unless any holder or holders of Convertible Notes shall have exercised the right to cause any Convertible Notes to be converted into cash and common stock of the Company in accordance with the terms of the Convertible Note Indenture with cash payments in excess of the amount permitted to be paid under Section 6.08(a)(iii)(C) of this Agreement;”

3.  Waivers.

Pursuant to Sections 5.01(b), 5.01(c) and 5.01(d) of the Credit Agreement, the Company was required to furnish to the Administrative Agent and each Lender monthly financial statements for the months of March and April 2007, quarterly financial statements for the quarter ended March 31, 2007, and a Compliance Certificate with respect to the period ended March 31, 2007. As of the date of this Second Amendment, the Company has failed to deliver such financial statements and Compliance Certificate, and such failures constitute Events of Default under Section 7.01 of the Credit Agreement. Effective upon the satisfaction of the conditions set forth in Section 5 below, by their execution of this Second Amendment below, the Administrative Agent and the Required Lenders hereby waive such Events of Default provided that the Company delivers such monthly and quarterly financial certificates and such Compliance Certificate to the Administrative Agent and each Lender on or prior to June 8, 2007.

4.  No Default; Representations and Warranties, etc.

Each of the Loan Parties represents and warrants to the Lenders and the Administrative Agents that as of the date hereof and after giving effect to the amendments set forth herein (a) the representations of the Loan Parties contained in Article III of the Credit Agreement are true and correct in all material respects as of the date hereof as if made on such date (except to extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such date); (b) the Loan Parties are in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement and the other Loan Documents to be observed or performed by them thereunder; (c) no Default shall have occurred and be continuing; and (d) the execution, delivery and performance by the Loan Parties of this Second Amendment (i) have been duly authorized by all necessary corporate and, if required, shareholder action on the part of the Loan Parties, (ii) will not violate any applicable material law or regulation or the organizational documents of any Loan Party, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding on any Loan Party or any of its assets and (iv) do not require any consent, waiver or approval of or by any Person (other than the Administrative Agents and the Lenders) which has not been obtained.

5.  Effective Date. Upon receipt by the Administrative Agents from each party hereto of either (i) a counterpart of this Second Amendment signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agents (which may include telecopy transmission of an executed signature page to this Second Amendment) that such party has signed a counterpart of this Second Amendment, the amendments and waivers set forth in this Second Amendment shall be deemed to be effective as of the date of this Second Amendment, except that the amendments sets forth in Sections 2(b), 2(c) and 2(d) of this Second Amendment shall be deemed to be effective as of August 18, 2006, the original Effective Date of the Credit Agreement.

6.  Confirmation of Guarantee and Collateral Documents. Each Loan Guarantor hereby confirms that the obligations of the Borrowers under the Credit Agreement shall be entitled to the benefits of the guarantee set forth in Article X of the Credit Agreement, and each Loan Party hereby confirms that the Obligations under the Credit Agreement, and in respect of its guarantee under Article X of the Credit Agreement (in the case of the Loan Guarantors), shall be entitled to the benefits of the collateral security provided by the Collateral Documents. Each Affiliate or Subsidiary of any Loan Party that is a party to any Other Collateral Documents hereby confirms that the Obligations under the Credit Agreement shall be entitled to the benefits of the collateral security provided by the Other Collateral Documents.

7.  Miscellaneous.

(a)  The Loan Parties, the Lenders and the Administrative Agents hereby ratify and confirm the terms and provisions of the Credit Agreement and the other Loan Documents and agree that, except to the extent specifically amended hereby, the Credit Agreement, the other Loan Documents and all related documents shall remain in full force and effect. Nothing contained herein shall constitute a n amendment or waiver of any provision of the Loan Documents, except such waivers and amendments as are expressly set forth herein.

(b)  The Loan Parties jointly and severally agree to pay all reasonable out-of-pocket costs and expenses incurred by JPMorgan Chase Bank, N.A. and its respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agent), in connection with the preparation of this Second Amendment.

(c)  This Second Amendment may be executed in any number of counterparts (including by way of facsimile transmission), each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(d)  This Second Amendment shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

CALGON CARBON CORPORATION

By: /s/ Leroy M. Ball
Name: Leroy M. Ball
Title: Senior Vice President

CALGON CARBON INVESTMENTS, INC.

By: /s/ Leroy M. Ball
Name: Leroy M. Ball
Title: Senior Vice President

BSC COLUMBUS, LLC

By: /s/ Leroy M. Ball
Name: Leroy M. Ball
Title: Senior Vice President

CCC COLUMBUS, LLC

By: /s/ Leroy M. Ball
Name: Leroy M. Ball
Title: Senior Vice President

EXECUTED AND DELIVERED as a Deed by
CHEMVIRON CARBON LIMITED acting by:

Director: /s/ C.H.S. (Kees) Majoor

Director/secretary: /s/ Leroy M. Ball

EXECUTED AND DELIVERED as a Deed by WATERLINK (UK) HOLDINGS LIMITED acting by:

Director: /s/ C.H.S. (Kees) Majoor
Director/secretary: /s/ Leroy M. Ball

EXECUTED AND DELIVERED as a Deed by SUTCLIFFE SPEAKMAN LIMITED acting by:

Director: /s/ C.H.S. (Kees) Majoor
Director/secretary: /s/ Leroy M. Ball

EXECUTED AND DELIVERED as a Deed by LAKELAND PROCESSING LIMITED acting by:

Director: /s/ C.H.S. (Kees) Majoor

Director/secretary: /s/ Leroy M. Ball

EXECUTED AND DELIVERED as a Deed by CHARCOAL CLOTH (INTERNATIONAL)

LIMITED acting by:

Director: /s/ C.H.S. (Kees) Majoor
Director/secretary: /s/ Leroy M. Ball

ADMINISTRATIVE AGENTS AND LENDERS:

JPMORGAN CHASE BANK, N.A., as US Administrative Agent and as a Lender

By: /s/ Donna DiForio
Name: Donna DiForio
Title: Vice President

J.P. MORGAN EUROPE LIMITED, as European Administrative Agent

By: /s/ Tim Jacob
Name: Tim Jacob
Title: Senior Vice President

CITIZENS BANK OF PENNSYLVANIA,
as a Lender

By: /s/ Paul A. Rebholz
Name: Paul A. Rebholz
Title: Vice Pr esident